Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

Statement of Eligibility Under the

Trust Indenture Act of 1939 of a

Corporation Designated to Act as Trustee

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ☐

Wachovia Bank, National Association

(Exact name of trustee as specified in its charter)

United States of America

(Jurisdiction of incorporation or organization if not a U.S. national bank)

22-1147033

(I.R.S. Employer Identification Number)

301 S. College Street

Charlotte, North Carolina

(Address of principal executive offices)

28288-0630

(Zip code)

Stephanie Moore

Wachovia Bank, National Association

Corporate Trust Department FL0122

225 Water Street, Third Floor

Jacksonville, Florida 32202

(904)489-3131

(Name, address and telephone number of agent for service)

Regency Centers, L.P.

(Exact name of obligor as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

59-3429602

(I.R.S. Employer Identification No.)

121 West Forsyth Street, Suite 200

Jacksonville, Florida

(Address of principal executive offices)

32202

(Zip code)

Notes

(Title of the indenture securities)

1. General information. Furnish the following information as to the trustee:

a. Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

United States Department of the Treasury

Washington, D.C. 20219

Federal Reserve Bank

Richmond, Virginia 23219

Federal Deposit Insurance Corporation

Washington, D.C. 20429

b. Whether it is authorized to exercise corporate trust powers.

The Trustee is authorized to exercise corporate trust powers.

2. Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

The obligor is not an affiliate of the trustee.

3. Voting securities of the trustee. Furnish the following information as to each class of voting securities of the trustee:

As of                      (Insert date within 31 days).

COL. A COL. B TITLE OF CLASS	AMOUNT OUTSTANDING
Common Stock	______________

Not applicable; see answer to Item 13.

4. Trusteeships under other indentures. If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

a. Title of the securities outstanding under each such other indenture.

Not applicable; see answer to Item 13.

b. A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

Not applicable; see answer to Item 13.

5. Interlocking directorates and similar relationships with the obligor or underwriters. If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

Not applicable; see answer to Item 13.

6. Voting securities of the trustee owned by the obligor or its officials. Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor.

As of                      (Insert date within 31 days).

COL. A NAME OF OWNER	COL. B TITLE OF CLASS	COL. C AMOUNT OWNED BENEFICIALLY	COL. D PERCENTAGE OF VOTING SECURITIES REPRESENTED BY AMOUNT GIVEN IN COL. C

Not applicable; see answer to Item 13.

7. Voting securities of the trustee owned by underwriters or their officials. Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

As of                      (Insert date within 31 days).

COL. A NAME OF OWNER	COL. B TITLE OF CLASS	COL. C AMOUNT OWNED BENEFICIALLY	COL. D PERCENTAGE OF VOTING SECURITIES REPRESENTED BY AMOUNT GIVEN IN COL. C

Not applicable; see answer to Item 13.

8. Securities of the obligor owned or held by the trustee. Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

As of                      (Insert date within 31 days).

COL. A TITLE OF CLASS	COL. B WHETHER THE SECURITIES ARE VOTING OR NONVOTING SECURITIES	COL. C AMOUNT OWNED BENEFICIALLY OR HELD AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT	COL. PERCENT OF CLASS REPRESENTED BY AMOUNT GIVEN IN COL. C

Not applicable; see answer to Item 13.

9. Securities of underwriters owned or held by the trustee. If the trustee owns beneficially or hold as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

As of                                           (Insert date within 31 days).

COL. A TITLE OF ISSUER AND TITLE OF CLASS	COL. B AMOUNT OUTSTANDING	COL. C AMOUNT OWNED BENEFICIALLY OR HELD AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT BY TRUSTEE	COL. D PERCENT OF CLASS REPRESENTED BY AMOUNT GIVEN IN COL. C

Not applicable; see answer to Item 13.

10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor. If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

As of                                           (Insert date within 31 days).

COL. A TITLE OF ISSUER AND TITLE OF CLASS	COL. B AMOUNT OUTSTANDING	COL. C AMOUNT OWNED BENEFICIALLY OR HELD AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT BY TRUSTEE	COL. D PERCENT OF CLASS REPRESENTED BY AMOUNT GIVEN IN COL. C

Not applicable; see answer to Item 13.

11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor. If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

As of                                           (Insert date within 31 days).

COL. A TITLE OF ISSUER AND TITLE OF CLASS	COL. B AMOUNT OUTSTANDING	COL. C AMOUNT OWNED BENEFICIALLY OR HELD AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT BY TRUSTEE	COL. D PERCENT OF CLASS REPRESENTED BY AMOUNT GIVEN IN COL. C

Not applicable; see answer to Item 13.

12. Indebtedness of the Obligor to the Trustee. Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

As of                                           (Insert date within 31 days).

COL. A NATURE OF INDEBTEDNESS	COL. B AMOUNT OUTSTANDING	COL. C DATE DUE

Not applicable; see answer to Item 13.

13. Defaults by the Obligor.

a. State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

None.

b. If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

None.

14. Affiliations with the Underwriters. If any underwriter is an affiliate of the trustee, describe each such affiliation.

Not applicable; see answer to Item 13.

15. Foreign Trustee. Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

Not applicable. Trustee is a national banking association organized under the laws of the United States of America.

16. List of exhibits. List below all exhibits filed as a part of this statement of eligibility.

1. Articles of Association of Wachovia Bank, National Association as now in effect.*

2. Certificate of Authority of the trustee to commence business.*

3. Copy of the authorization of the trustee to exercise corporate trust powers.*

4. Existing bylaws of the trustee.

5. Not Applicable.

6. The consent of the trustee required by Section 321(b) of the Act.

7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

8. Not Applicable.

9. Not Applicable.

*	Previously filed with the Securities and Exchange Commission on April 11, 2002 as an Exhibit to Form T-1 in connection with Registration Statement File No. 333-86036 and is incorporated by reference herein.

**	Previously filed with the Securities and Exchange Commission on May 13, 2003 as an Exhibit to Form T-1 in connection with Registration Statement File No. 333-105207 and is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Wachovia Bank, National Association a national banking association [state form of organization] organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Jacksonville, and State [or other jurisdiction] of Florida, on the 12th day of July, 2005.

WACHOVIA BANK, NATIONAL ASSOCIATION (Trustee)

By:	/s/ Stephanie Moore
Stephanie Moore, Assistant Vice President

(Name and Title)

EXHIBIT 4

AMENDED AND RESTATED BY-LAWS OF

WACHOVIA BANK, NATIONAL ASSOCIATION

Charter No. 1

Effective October 15, 2002

Amended June 15, 2004

BY-LAWS OF

WACHOVIA BANK, NATIONAL ASSOCIATION

ARTICLE I

Meetings of Shareholders

Section 1.1 Annual Meeting. The annual meeting of the shareholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held on the third Tuesday of April in each year, commencing with the year 2002, except that the Board of Directors may, from time to time and upon passage of a resolution specifically setting forth its reasons, set such other date for such meeting during the month of April as the Board of Directors may deem necessary or appropriate; provided, however, that if an annual meeting would otherwise fall on a legal holiday, then such annual meeting shall be held on the second business day following such legal holiday. The holders of a majority of the outstanding shares entitled to vote which are represented at any meeting of the shareholders may choose persons to act as Chairman and as Secretary of the meeting.

Section 1.2 Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or by any three (3) or more shareholders owning, in the aggregate, not less than ten percent (10%) of the stock of the Association. Unless otherwise provided by the laws of the United States, a notice of the time, place and purpose of every special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten (10) days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of this Association.

Section 1.3 Nominations for Directors. Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholders of any outstanding class of capital stock of the Association entitled to vote for the election of Directors. Nominations, other than those made by or on behalf of the existing management of the Association, shall be made in writing and shall be delivered or mailed to the President of the Association and to the Comptroller of the Currency, Washington, D. C., not fewer than fourteen (14) days nor more than fifty (50) days prior to any meeting of shareholders called for the election of Directors, provided, however, that if fewer than twenty-one (21) days’ notice of such meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Association and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Association that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Association owned by the notifying shareholder. Nominations not made in accordance herewith may, in his discretion, be disregarded by the chairman of the meeting, and upon his instructions, the vote tellers may disregard all votes cast for each such nominee.

Section 1.4 Judges of Election. The Board may at any time appoint from among the shareholders three (3) or more persons to serve as Judges of Election at any meeting of shareholders; to act as judges and tellers with respect to all votes by ballot at such meeting and to file with the Secretary of the meeting a Certificate under their hands, certifying the result thereof.

Section 1.5 Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this Association shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and shall be filed with the records of the meeting.

Section 1.6 Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.

ARTICLE II

Directors

Section 2.1 Board of Directors. The Board of Directors (hereinafter referred to as the “Board”), shall have power to manage and administer the business and affairs of the Association. Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by said Board.

Section 2.2 Number. The Board shall consist of not fewer than five (5) nor more than twenty-five (25) Directors, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any annual or special meeting thereof; provided, however, that a majority of the full Board of Directors may not increase the number of Directors to a number which, (1) exceeds by more than two (2) the number of Directors last elected by shareholders where such number was fifteen (15) or fewer, and (2) to a number which exceeds by more than four (4) the number of Directors last elected by shareholders where such number was sixteen (16) or more, but in no event shall the number of Directors exceed twenty-five (25).

Section 2.3 Organization Meeting. The Secretary of the meeting upon receiving the Certificate of the Judges of Election, of the result of any election, shall notify the Directors-elect of their election and of the time at which they are required to meet at the Main Office of the Association for the purpose of organizing the new Board and electing and appointing officers of the Association for the succeeding year. Such meeting shall be held as soon thereafter as practicable. If, at the time fixed for such meeting, there shall not be a quorum present, the Directors present may adjourn the meeting from time to time, until a quorum is obtained.

Section 2.4 Regular Meetings. Regular meetings of the Board of Directors shall be held at such place and time as may be designated by resolution of the Board of Directors. Upon adoption of such resolution, no further notice of such meeting dates or the places or times thereof shall be required. Upon the failure of the Board of Directors to adopt such a resolution, regular meetings of the Board of Directors shall be held, without notice, on the third Tuesday in February, April, June, August, October and December, commencing with April 2002, at the Main Office or at such other place and time as may be designated by the Board of Directors. When any regular meeting of the Board would otherwise fall on a holiday, the meeting shall be held on the next business day unless the Board shall designate some other day.

Section 2.5 Special Meetings. Special meetings of the Board of Directors may be called by the President of the Association, or at the request of three (3) or more Directors. Each member of the Board of Directors shall be given notice stating the time and place, by telegram, letter, or in person, of each such special meeting.

Section 2.6 Quorum. A majority of the Directors shall constitute a quorum at any meeting, except when otherwise provided by law; but a lesser number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.

Section 2.7 Vacancies. When any vacancy occurs among the Directors, the remaining members of the Board, in accordance with the laws of the United States, may appoint a Director to fill such vacancy at any regular meeting of the Board, or at a special meeting called for that purpose.

Section 2.8 Advisory Boards. The Board of Directors may appoint Advisory Boards for each of the States in which the Association conducts operations. Each such Advisory Board shall consist of as many persons as the Board of Directors may determine. The duties of each Advisory Board shall be to consult and advise with the Board of Directors and senior officers of the Association in such State with regard to the best interests of the Association and to perform such other duties as the Board of Directors may lawfully delegate. The senior officer in such State, or such officers as directed by such senior officer, may appoint advisory boards for geographic regions within such State and may consult with the State Advisory Boards prior to such appointments.

ARTICLE III

Committees of the Board

Section 3.1 The Board of Directors, by resolution adopted by a majority of the number of Directors fixed by these By-laws, may designate two (2) or more Directors to constitute an Executive Committee and other committees, each of which, to the extent authorized by law and provided in such resolution, shall have and may exercise all of the authority of the Board of Directors and the management of the Association. The designation of any committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility or liability imposed upon it or any member of the Board of Directors by law. The Board of Directors reserves to itself alone the power to act on (1) dissolution, merger or consolidation, or disposition of substantially all corporate property, (2) designation of committees or filling vacancies on the Board of Directors or on a committee of the Board (except as hereinafter provided), (3) adoption, amendment or repeal of these By-laws, (4) amendment or repeal of any resolution of the Board which by its terms is not so amendable or repealable, and (5) declaration of dividends, issuance of stock, or recommendations to shareholders of any action requiring shareholder approval.

The Board of Directors or the Chairman of the Board of Directors of the Association may change the membership of any committee at any time, fill vacancies therein, discharge any committee or member thereof either with or without cause at any time, and change at any time the authority and responsibility of any such committee.

A majority of the members of any committee of the Board of Directors may fix such committee’s rules of procedure. All action by any committee shall be reported to the Board of Directors at a meeting succeeding such action, except such actions as the Board may not require to be reported to it in the resolution creating any such committee. Any action by any committee shall be subject to revision, alteration, and approval by the Board of Directors, except to the extent otherwise provided in the resolution creating such committee; provided, however, that no rights or acts of third parties shall be affected by any such revision or alteration.

ARTICLE IV

Officers and Employees

Section 4.1 Officers. The officers of the Association may be a Chairman of the Board, a Vice Chairman of the Board, one or more Chairmen or Vice Chairmen (who shall not be required to be Directors of the Association), a President, one or more Vice Presidents, a Secretary, a Cashier or Treasurer, and such other officers, including officers holding similar or equivalent titles to the above in regions, divisions or functional units of the Association, as may be appointed by the Board of Directors. The Chairman of the Board and the President shall be members of the Board of Directors. Any two or more offices may be held by one person, but no officer shall sign or execute any document in more than one capacity.

Section 4.2 Election, Term of Office, and Qualification. Each officer shall be chosen by the Board of Directors and shall hold office until the annual meeting of the Board of Directors held next after his election or until his successor shall have been duly chosen and qualified, or until his death, or until he shall resign, or shall have been disqualified, or shall have been removed from office.

Section 4.3 Officers Acting as Assistant Secretary. Notwithstanding Section 4.1 of these By-laws, any officer holding the title of Assistant Vice President or above shall have, by virtue of his office, and by authority of the By-laws, the authority from time to time to act as an Assistant Secretary of the Association, and to such extent, said officers are appointed to the office of Assistant Secretary.

Section 4.4 Chief Executive Officer. The Board of Directors shall designate one of its members to be the President of this Association, and the officer so designated shall be an ex officio member of all committees of the Association except the Examining Committee, and its Chief Executive Officer unless some other officer is so designated by the Board of Directors.

Section 4.5 Duties of Officers. The duties of all officers shall be prescribed by the Board of Directors. Nevertheless, the Board of Directors may delegate to the Chief Executive Officer the authority to prescribe the duties of other officers of the Association not inconsistent with law, the charter, and these By-laws, and to appoint other employees, prescribe their duties, and to dismiss them. Notwithstanding such delegation of authority, any officer or employee also may be dismissed at any time by the Board of Directors.

Section 4.6 Other Employees. The Board of Directors may appoint from time to time such tellers, vault custodians, bookkeepers, and other clerks, agents, and employees as it may deem advisable for the prompt and orderly transaction of the business of the Association, define their duties, fix the salary to be paid them, and dismiss them. Subject to the authority of the Board of Directors, the Chief Executive Officer or any other officer of the Association authorized by him, may appoint and dismiss all such tellers, vault custodians, bookkeepers and other clerks, agents, and employees, prescribe their duties and the conditions of their employment, and from time to time fix their compensation.

Section 4.7 Removal and Resignation. Any officer or employee of the Association may be removed either with or without cause by the Board of Directors. Any employee other than an officer elected by the Board of Directors may be dismissed in accordance with the provisions of the preceding Section 4.6. Any officer may resign at any time by giving written notice to the Board of Directors or to the Chief Executive Officer of the Association. Any such resignation shall become effective upon its being accepted by the Board of Directors, or the Chief Executive Officer.

ARTICLE V

Fiduciary Powers

Section 5.1 Trust Services Division. There shall be divisions of this Association known as the Capital Management Group and the Wealth Management Group which shall be responsible for the exercise of the fiduciary activities of this Association.

Section 5.2 Trust Officers. There shall be one or more Officers of this Association whose duties shall be to manage, supervise and direct all the fiduciary activities of the Capital Management and Wealth Management Groups. Further, there shall be one or more Senior Trust Officers designated to assist the Officers in the performance of their duties. They shall do or cause to be done all things necessary or proper in carrying out the business of the Capital Management and Wealth Management Groups in accordance with provisions of applicable laws and regulations.

Section 5.3 General Trust Committee. There shall be a General Trust Committee composed of not fewer than four (4) members of the Board of Directors or officers of this Association who shall be appointed annually, or from time to time, by the Board of Directors of this Association. Each member shall serve until his successor is appointed. The Board of Directors or the Chairman of the Board may change the membership of the General Trust Committee at any time, fill any vacancies therein, or discharge any member thereof with or without cause at any time. The General Trust Committee shall counsel and advise on all matters relating to the fiduciary business or affairs of the Capital Management and Wealth Management Groups and shall adopt overall policies for the conduct of the fiduciary business of the Capital Management and Wealth Management Groups, including, but not limited to: general administration, investment policies, new business development, and review for approval of major assignments of functional responsibilities. The General Trust Committee shall assign the administration and performance of any of its fiduciary powers or duties to any subcommittee as it may designate. The General Trust Committee shall appoint the members of any such subcommittees and shall determine the number of members which constitutes a quorum at meetings of such subcommittees. The General Trust Committee shall meet at least quarterly or as called for by its Chairman or any three (3) members of the Committee. A quorum shall consist of three (3) members. In carrying out its responsibilities, the General Trust Committee shall review the actions of all officers, employees and committees utilized by this Association in connection with the fiduciary activities of the Capital Management and Wealth Management Groups and may assign the administration and performance of any fiduciary powers or duties to any officers or employees of the Capital Management Group or Wealth Management Group or to any committee it may designate. One of the methods to be used in the review process will be the scrutiny of the Reports of Examination by the Office of the Comptroller of the Currency and the reports of the Audit Division of Wachovia Corporation, as they relate to the activities of the Capital Management and Wealth Management Groups. These reviews shall be in addition to reviews of such reports by the Audit Committee of the Board of Directors. The Chairman of the General Trust Committee shall be appointed by the Board of Directors. The Chairman of the General Trust Committee shall cause to be recorded in appropriate minutes all actions taken by the Committee. The minutes shall be signed by its Secretary and approved by its Chairman. Further, the General Trust Committee shall make its minutes available to the Board of Directors at its next regularly scheduled meeting following a meeting of the General Trust Committee. As required by Section 9.4 of Regulation 9 of the Comptroller of the Currency, the Board of Directors retains responsibility for the proper exercise of this Association’s fiduciary powers.

Members of the General Trust Committee will abide by the Association’s Code of Conduct as it applies to the Capital Management and Wealth Management Groups.

ARTICLE VI

Stock and Stock Certificates

Section 6.1 Transfers. Shares of stock shall be transferable on the books of the Association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all rights and liabilities of the prior holder of such shares.

Section 6.2 Stock Certificates. Certificates of stock shall bear the signature of the Chairman, the Vice Chairman, the President, or a Vice President (which may be engraved, printed, or impressed), and shall be signed manually or by facsimile process by the Secretary, Assistant Secretary, Cashier, Assistant Cashier, or any other officer appointed by the Board of Directors for that purpose, to be known as an Authorized Officer, and the seal of the Association shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Association properly endorsed.

ARTICLE VII

Corporate Seal

Section 7.1 The President, the Cashier, the Secretary, or any Assistant Cashier, or Assistant Secretary, or other officer thereunto designated by the Board of Directors shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be in the form adopted by the Board of Directors.

ARTICLE VIII

Miscellaneous Provisions

Section 8.1 Fiscal Year. The fiscal year of the Association shall be the calendar year.

Section 8.2 Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, notices, applications, schedules, accounts, affidavits, bonds, undertakings, proxies, and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted in behalf of the Association by the Chairman of the Board, the Vice Chairman of the Board, any Chairman or Vice Chairman, the President, any Senior Executive Vice President, Executive Vice President, Vice President or Assistant Vice President, the Secretary, the Cashier or Treasurer, or any officer holding similar or equivalent titles to the above in any regions, divisions or functional units of the Association, or, if in connection with the exercise of fiduciary powers of the Association, by any of said officers or by any Trust Officer or Assistant Trust Officer (or equivalent titles), and if so required by applicable law or regulation, attested or countersigned by the Secretary or Assistant Secretary; provided, however, that where required, any such instrument shall be attested by one of said officers other than the officer executing such instrument. Any such instruments may also be executed, acknowledged, verified, delivered or accepted in behalf of the Association in such other manner and by such other officers as the Board of Directors may from time to time direct. The provisions of this Section 8.2 are supplementary to any other provision of these By-laws.

Section 8.3 Records. The Articles of Association, the By-laws, and the proceedings of all meetings of the shareholders, the Board of Directors, standing committees of the Board, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary, Cashier, or other officer appointed to act as Secretary of the meeting.

Section 8.4 Corporate Governance Procedures. To the extent not inconsistent with applicable federal banking statutes and these By-laws, the corporate governance procedures of the relevant provisions of the North Carolina Business Corporation Act, North Carolina General Statute Chapter 55, will be followed.

ARTICLE IX

By-laws

Section 9.1 Inspection. A copy of the By-laws, with all amendments thereto, shall at all times be kept in a convenient place at the Main Office of the Association, and shall be open for inspection to all shareholders, during banking hours.

Section 9.2 Amendments. The By-laws may be amended, altered or repealed, at any regular or special meeting of the Board of Directors, by a vote of a majority of the whole number of Directors.

ARTICLE X

Emergency By-Laws

Section 10.1. Emergency. In the event of an emergency declared by the President of the United States or the person performing his functions, the officers and employees of this Association will continue to conduct the affairs of the Association under such guidance from the Directors or the Executive Committee as may be available except as to matters which by statute require specific approval of the Board of Directors and subject to conformance with any applicable governmental directives during the emergency.

Section 10.2. Officers Pro Tempore. The surviving members of the Board of Directors or the Executive Committee shall have the power, in the absence or disability of any officer, or upon the refusal of any officer to act, to delegate and prescribe such officer’s powers and duties to any other officer, or to any Director, for the time being.

Section 10.3. Executive Committee Powers. In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of this Association by its Directors and officers as contemplated by these By-laws, any two (2) or more available members of the Board of Directors shall constitute the Executive Committee and shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Association in accordance with the provisions of Article II of these By-laws; and in addition, the Executive Committee shall be empowered to exercise all of the powers reserved to the General Trust Committee under Section 5.3 of Article V hereof. In the event of the unavailability, at such time, of a minimum of two (2) members of the then incumbent Executive Committee, any three (3) available Directors shall constitute the Executive Committee for the full conduct and management of the affairs and business of the Association in accordance with the foregoing provisions of this section. This By-law shall be subject to implementation by resolutions of the Board of Directors passed from time to time for that purpose. Any provisions of these By-laws (other than this section) and any resolutions which are contrary to the provisions of this section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by an interim Executive Committee acting under this section that it shall be to the advantage of this Association to resume the conduct and management of its affairs and business under all of the other provisions of these By-laws.

Section 10.4. Officer Succession. If consequent upon war or warlike damage or disaster, the Chief Executive Officer of this Association cannot be located or is unable to assume or to continue normal executive duties, then the authority and duties of the Chief Executive Officer shall, without further action of the Board of Directors, be automatically assumed by one of the following persons in the order designated:

Chairman

President

Head of the General Bank

Division Head/Area Administrator - Within this officer class, officers shall take seniority on the basis of length of service in such office or, in the event of equality, length of service as an officer of the Association.

Any one of the above persons who in accordance with this Section 10.4 assumes the authority and duties of the Chief Executive Officer shall continue to serve until he resigns or until five-sixths of the other officers who are attached to the then acting Main Office decide in writing he is unable to perform said duties or until the elected Chief Executive Officer of this Association, or a person higher on the above list, shall become available to perform the duties of Chief Executive Officer of the Association.

Section 10.5. Certification. Anyone dealing with this Association may accept a certification by any three (3) officers that a specified individual is acting as Chief Executive Officer in accordance with this By-law; and that anyone accepting such certification may continue to consider it in force until notified in writing of a change, said notice of change to carry the signatures of three (3) officers of the Association.

Section 10.6. Alternate Locations. The offices of the Association at which its business shall be conducted shall be the Main Office thereof and each of its branches, and any other legally authorized location which may be leased or acquired by this Association to carry on its business. During an emergency resulting in any authorized place of business of this Association being unable to function, the business ordinarily conducted at such location shall be relocated elsewhere in suitable quarters, in addition to or in lieu of the locations heretofore mentioned, as may be designated by the Board of Directors or by the Executive Committee or by such persons as are then, in accordance with resolutions adopted from time to time by the Board of Directors dealing with the exercise of authority in the time of such emergency, conducting the affairs of this Association. Any temporarily relocated place of business of this Association shall be returned to its legally authorized location as soon as practicable and such temporary place of business shall then be discontinued.

Section 10.7. Acting Main Offices. In case of war or warlike damage or disaster, the Main Office of this Association, located in Charlotte, North Carolina, is unable temporarily to continue its functions, the Business Continuity Plan, as approved by the Board of Directors from time to time, shall automatically and without further action of this Board of Directors become effective.

Section 10.8. Resumption of Main Office. The Main Office shall resume its functions at its legally authorized location as soon as practicable as determined by the Executive Committee pursuant to Section 10.3 of these By-laws.

EXHIBIT 6

Wachovia Bank, National Association, pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended (the “Act”) in connection with the proposed issuance by Regency Centers, L.P. of its Notes due 2009 and 2014 hereby consents that reports of examination by federal, state, territorial, or district authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor, as contemplated by Section 321(b) of the Act.

Dated: July 12, 2005	WACHOVIA BANK, NATIONAL ASSOCIATION

	By:	/s/ Stephanie Moore
Stephanie Moore, Assistant Vice President

EXHIBIT 7

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March 2005 Cal Report Printed 4/29/2005 Wachovia Bank, National Association – Certificate Number 33869

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 2005

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule BC – Balance Sheet

	Dollar Amounts in Thousands
ASSETS
1. Cash and balances due from depository Institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin(1)			0081	12,680,000	1.a.
b. Interest-bearing balances(2)			0071	603,000	1.b.
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	1754	2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)			1773	113,305,000	2.b.
3. Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold in domestic offices		RCOM	B987	4,291,000	3.a.
b. Securities purchased under agreements to resell(3)		RCFD	B989	3,364,000	3.b.
4. Loans and lessees financing receivables (from Schedule RC-C):			RCFD
a. Loans and leases held for sale			5369	14,106,000	4.a.
b. Loans and leases, net of unearned income	B528	224,658,000			4.b.
c. LESS: Allowance for loan and lease losses	3123	2,661,000			4.c.
d. Loans and leases, net of unearned income and allowance (Item 4.b minus 4.c)			B529	221,997,000	4.d.
5. Trading assets (from Schedule RC-D)			3545	30,211,000	5.
6. Premises and fixed assets (including capitalized leases)			2145	4,267,000	6.
7. Other real estate owned (from Schedule RC-M)			2150	121,000	7.
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)			2130	1,145,000	8.
9. Customers liability to this bank on acceptances outstanding			2155	826,000	9.
10. Intangible assets:
a. Goodwill			3163	19,644,000	10.a.
b. Other Intangible assets (from Schedule RC-M)			0425	2,023,000	10.b.
11. Other assets (from Schedule RC-F)			2180	26,168,000	11.
12. Total assets (sum of Items 1 through 11)			2170	454,751,000	12.

(1)	Includes cash Items in process of collection and unposted debits.

(2)	Includes time certificates of deposit not held for trading.

(3)	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

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Schedule RC - Continued

	Dollar Amounts in Thousands
LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E,				RCON
Part 1)				2200	234,382,000	13.a
(1) Noninterest-bearing (1)	RCOM	6631	13,547,000			13.a	(1)
(2) Interest bearing	RCOM	6631	270,835,000			13.a	(2)
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs				RCFN
(from Schedule RC-E, part II)				2200	22,441,000	13.b
(1) Noninterest-bearing	RCFN	6631	45,000			13.b	(1)
(2) Interest bearing	RCFN	6835	22,396,000			13.b	(2)
14. Federal funds purchased and securities sold under agreements to repurchase
a. Federal funds purchased in domestic office(2)			RCON	B993	1,771,000	14.a.
b. Securities sold under agreements to repurchase(3)			RCFD	B995	27,881,000	14.b.
15. Trading liabilities (from Schedule RC-D)			RCFD	3548	13,348,000	15.
16. Other borrowed money (includes mortgage indebtedness and obligations under				RCFD
capitalized leases) (from Schedule RC-M)				3190	30,575,000	16.
17. Not applicable
18. Bank’s liability on acceptances executed and outstanding				2920	866,000	18.
19. Subordinated notes and debentures(4)				3200	13,103,000	19.
20. Other liabilities (from Schedules RC-G)				2830	11,884,000	20.
21. Total liabilities (sum of items 13 through 20)				2948	408,340,000	21.
22. Minority interest in consolidated subsidiaries				3000	1,719,000	22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus				3838	0	23.
24. Common Stock				3230	455,000	24.
25. Surplus (exclude all surplus related to preferred stock)				3839	38,384,000	25.
26. a. Retained earnings				3632	9,965,000	26.a.
b. Accumulated other comprehensive income(5)				8530	(1,000)	26.b.
27. Other equity capital components(6)				A130	0	27.
28. Total equity capital (sum of items 23 through 27)				3210	48,783,000	28.
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)				3000	464,741,000	29.
Memorandum
To be reported with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the				RCFD	Number
most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2004				5724	2	M.T.

1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standard by a certified public accounting firm with submits a report on the bank.

2 =	Independent audit of the bank’s percent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 =	Alteration on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a public accounting firm

4 =	Director’s examination of the bank conducted in accordance with public accounting firm

5 =	Directors’ examination of the bank performed by other auditors (may be required by state authority)

6 =	Review of the Bank’s financial statements by external auditors

7 =	Compilation of the Bank’s financial statements by external auditors

8 =	Other audit procedures (excluding tax preparation work)

9 =	No external audit work

(1)	Includes total demand deposits and noninterest bearing time and saving deposits.

(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”

(3)	Includes all securities repurchases agreements in domestic and foreign offices, regardless of maturity.

(4)	Includes limited the preferred stock and released surplus.

(5)	Includes net unrealized holding (losses) on available for accumulated not gains (losses) on cash flow hedges, cumulative foreign currency termination adjustments, and minimum pension liability adjustments.

(6)	Includes necessary stock and unearned Employee Stock Ownership Plan shares.